UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2013

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On June 18, 2013, Atlantic Tele-Network, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A summary of the matters voted upon by the stockholders at the Annual Meeting, each of which are described in detail in the Company’s definitive revised proxy statement filed with the Securities and Exchange Commission on May 1, 2013 (the “Proxy Statement”), is set forth below.

Proposal 1. Stockholders elected the nominees identified below as directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal. The voting results for each nominee were as follows:

	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non- Votes
Martin L. Budd	11,609,675	211,817	3,237,043
Michael T. Flynn	11,615,793	205,699	3,237,043
Liane J. Pelletier	10,906,514	914,978	3,237,043
Cornelius B. Prior, Jr.	11,549,645	271,847	3,237,043
Michael T. Prior	11,719,342	102,150	3,237,043
Charles J. Roesslein	11,610,031	211,461	3,237,043

Proposal 2. Stockholders re-approved the material terms of the performance-based goals of the Company’s 2008 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. The voting results for the proposal were as follows:

For	Against	Abstain
11,741,683	74,779	5,030

Proposal 3. Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013. The voting results for the proposal were as follows:

For	Against	Abstain
15,024,302	30,529	3,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: June 18, 2013